UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/04/2005

RADIOLOGIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-23311

DELAWARE	75-2648089
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3600 JP MORGAN CHASE TOWER
2200 ROSS AVENUE
DALLAS, TEXAS 75201-2776
(Address of Principal Executive Offices, Including Zip Code)

(214) 303-2776
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.02.    Results of Operations and Financial Condition

On August 4, 2005, the Registrant announced financial results for its second quarter ended June 30, 2005, and provided financial guidance for the remainder of 2005. A copy of the press release announcing the results is filed as Exhibit 99.1 to this Form 8-K and incorporated here by reference.

The press release furnished as Exhibit 99.1 contains non-GAAP financial measures used as analytical indicators by the Registrant's management and the healthcare industry to assess the Registrant's business performance. These measures also serve in assessing leverage capacity and the ability to service debt. The Registrant believes this information is useful to investors and other interested parties. This information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included in the release.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release issued by the Registrant on August 4, 2005, relating to Radiologix, Inc.'s financial results for the quarter ended June 30, 2005, and financial guidance for the remainder of 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

RADIOLOGIX, INC.

Date: August 04, 2005.	By:	/s/ Michael L. Silhol
Michael L. Silhol
Senior Vice President

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release issued by the Registrant on August 4, 2005, relating to Radiologix, Inc.'s financial results for the quarter ended June 30, 2005, and financial guidance for the remainder of 2005.